SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 29, 2008

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Item 2.02 Results of Operations and Financial Condition

On October 29, 2008, First Financial Northwest, Inc. issued its earnings release for the quarter ended September 30, 2008. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

99.1           Press Release dated October 29, 2008

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: October 29, 2008	By: /s/Kari Stenslie
Kari Stenslie
Chief Financial Officer

3

Exhibit 99.1

**For Immediate Release**

For more information, contact:
Victor Karpiak: (425) 255-4400

FIRST FINANCIAL NORTHWEST, INC.
REPORTS THIRD QUARTER 2008 NET INCOME OF $955,000, OR $0.04 PER SHARE

Renton, Washington – October 29, 2008- First Financial Northwest, Inc. (the “Company”) (Nasdaq: FFNW), the holding company for First Savings Bank Northwest (“Bank”), announced today that net income for the third quarter ended September 30, 2008, was $955,000 or $0.04 per share as compared to net income of $2.7 million for the quarter ended September 30, 2007.  For the nine months ended September 30, 2008, net income was $7.6 million or $0.36 per share as compared to net income of $6.4 million for the same period in 2007.  The Company became a public company on October 9, 2007 in connection with the completion of its mutual to stock conversion. Mr. Victor Karpiak, Chairman of the Board and Chief Executive Officer of the Company, stated, “In the third quarter we saw a continued decline in the capital and financial markets which had a ripple effect on all economic factors that affect each of our shareholders and customers.  No financial institution is immune from the grip of the current credit environment.  The potential for loan losses is a reality each bank must face.  With over two times the capital required to be considered ‘well capitalized’ by our bank regulators, we remain a solid financial institution. During the quarter ended September 30, 2008, we experienced continued growth in our loan portfolio.  Based upon the growth and management’s assessment of factors affecting the loan portfolio, our allowance for loan loss account was increased by $3.5 million.  This market continues to be challenging for all financial institutions.  We are committed to remaining well capitalized and continue to make prudent decisions to enhance shareholder value.”

Net interest income for the quarter ended September 30, 2008, increased $2.4 million, or 40.5%, to $8.3 million compared to $5.9 million for the same period in 2007.  Total interest income for the third quarter of 2008 remained consistent at $17.3 million with the quarter ended September 30, 2007. Interest income from loans increased $492,000, which was offset by a decrease in interest income on investments of $455,000 as compared to the like quarter in 2007.  In keeping with our investment strategy, we sold $8.4 million of municipal bonds at a gain of $274,000.  The gross proceeds from the sale were used to fund loan volume, accounting for the decrease in investment interest income.  Average interest-earning assets increased $118.5 million to $1.2 billion in the third quarter of 2008 compared to $1.1 billion in the same period of fiscal 2007 as a result of proceeds from the stock offering conducted in connection with the mutual to stock conversion. The yield on interest-earning assets declined to 5.92% at September 30, 2008 from 6.57% at September 30, 2007, principally as a result of the general decline in interest rates.  Interest expense for the quarter decreased $2.3 million, or 20.9% to $9.0 million compared to $11.3 million for the same period in 2007.  During the third quarter, the Bank continued to experience the benefits of the declining interest rate environment for its funding sources.  The cost of funds decreased to 4.03% for the quarter ended September 30, 2008 from 4.69% for the same period in 2007.  The interest rate spread for the quarter ended September 30, 2008 was 1.89% compared to 1.88% for the same quarter in 2007.  The net interest margin for the quarter ended September 30, 2008, which represents the ratio of net interest income to average interest-earning assets, was 2.85%, an increase of 59 basis points, from the 2.26% net interest margin for the quarter ended September 30, 2007.  Net interest income for the nine months ended September 30, 2008 was $24.6 million, an increase of $9.0 million, or 57.8%, from $15.6 million from the same period in 2007.  The interest rate spread and net interest margin for the first nine months of 2008 were 1.84% and 2.85%, respectively, an increase from 1.71% and 2.06% for the comparable periods in 2007.

During the quarter ended September 30, 2008, management evaluated the adequacy of the loan loss reserve and concluded that an additional provision of $3.5 million was needed for the quarter. The loan loss provision was $225,000 for the quarter ended September 30, 2007.  Management calculates additions to the allowance for loan losses account based on several factors we believe could affect the loan portfolio.  Some of the factors include growth in the loan portfolio, the effects of the economic environment, and delinquency rates.  The increase in the loan loss provision was attributable to the growth in the loan portfolio of $45.6 million, net of undisbursed funds, compared to the previous quarter, a $9.5 million increase in nonperforming assets, net of undisbursed funds, related to the construction/land development portfolio, and the current condition of the economic environment.  For the nine months ended September 30, 2008, the provision for loan losses was $3.9 million compared to $1.2 million for the same period in 2007.

Noninterest income increased $295,000 during the third quarter of 2008 compared to the same quarter in 2007. The increase was primarily attributable to a $274,000 gain on the sale of investments during the quarter.  For the nine months ended September 30, 2008, noninterest income was $1.2 million compared to $136,000 for the same period in 2007.  This increase was the result of a $1.7 million gain on the sale of investments of which $1.4 million related to the gain on the sale of tax-exempt securities sold in January 2008, which was offset by a $623,000 non-cash charge in the second quarter related to the other-than-temporary impairment of the investment in the AMF Ultra Short Mortgage Fund.

Noninterest expense increased $1.8 million, or 86.4%, for the third quarter of 2008 to $3.8 million as compared to the same quarter in 2007.  The increase in the third quarter of 2008 was attributable to a $1.3 million increase in salary and employee benefits.  The increase in salaries was the result of the addition of 15 employees to our staff since September 30, 2007 and a general increase in salaries.  Included in employee benefits expense for the third quarter of 2008 was the additional expense for the equity incentive plans of $516,000, which did not exist in the third quarter of 2007.  Professional fees increased $221,000 in the third quarter of 2008 compared to the quarter ended September 30, 2007, primarily as a result of the Company incurring expenses related to the additional reporting requirements and internal control compliance required by its conversion to a publicly held company.  Other general and administrative expenses increased $231,000 to $627,000 for the quarter ended September 30, 2008 from $396,000 for the quarter ended September 30, 2007 as a result of additional regulatory and investor relations expenses.  For the nine months ended September 30, 2008, noninterest expense increased $4.6 million to $10.5 million compared to $5.9 million for the same period in 2007.  The increase in the nine months ended September 30, 2008 from the same period in 2007 is attributable to increases in salary and employee benefits and additional expenses for reporting requirements and internal control compliance related to being a publicly owned company.

At September 30, 2008, total assets remained relatively unchanged from June 30, 2008 at $1.2 billion.  Investments available for sale decreased $15.1 million to $162.9 million as a result of the sale of $8.4 million of securities and principal repayments received during the quarter.  Net loans receivable increased $42.1 million to $1.0 billion at September 30, 2008 compared to $960.4 million at June 30, 2008.  Loan originations for the quarter totaled:  $32.7 million in one-to-four family mortgages, $26.0 million and $3.0 million in commercial real estate and multifamily loans, respectively, and $2.3 million in consumer loans. We also originated $6.5 million in construction/land development loans through our commercial lending division primarily as a result of builders commencing construction on their land inventory and one new housing project. The following table presents a breakdown of our loan portfolio:

	At September 30,		At December 31,
	2008		2007
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real Estate:
One-to-four family residential	$499,214	45.39%	$424,863	42.45%
Multifamily residential	80,639	7.33	76,039	7.60
Commercial	238,581	21.70	204,798	20.46
Construction/land development	268,646	24.43	288,378	28.82
Total real estate	1,087,080	98.85	994,078	99.33

Consumer:
Home equity	12,366	1.12	6,368	0.64
Savings account	163	0.02	127	0.01
Other	139	0.01	177	0.02
Total consumer	12,668	1.15	6,672	0.67

Total loans	1,099,748	100.00%	1,000,750	100.00%

Less:
Loans in process	82,574		108,939
Deferred loan fees	2,775		3,176
Allowance for loan losses	11,837		7,971

Loans receivable, net	$1,002,562		$880,664

At September 30, 2008, nonaccrual loans and loans over 90 days past due, excluding the undisbursed portion, totaled $37.1 million.  These loans represented 3.7% of total loans net of the undisbursed portion and 3.0% of total assets at the end of the third quarter of 2008.  The majority of the $37.1 million was related to the construction/land development portfolio.  The nonperforming construction/land development loans are located predominantly in King County and range in size from $1.2 million to $22.8 million.

 “We have continued to experience a softening in the local economy.  With the on-going efforts of the Federal Government to stabilize the financial markets and the uncertainty of the timeframe needed to make an impact, we do not feel we have reached the bottom of the cycle yet.  Consequently, we continue to closely monitor the performance of our loan portfolio.  If the economic recovery is delayed, this could result in higher delinquency rates which would require us to increase our allowance for loan losses in future periods.”

Total liabilities increased $39.2 million, or 4.5%, to $921.4 million at September 30, 2008 from $882.2 million at June 30, 2008. This increase was a combination of increases in the following: deposits of $13.3 million, advances from the Federal Home Loan Bank of $25.0 million, and advance payments from borrowers for property taxes and insurance of $447,000.

Total equity of the Company declined $8.0 million, or 2.5%, to $306.0 million at September 30, 2008 from $314.0 million at June 30, 2008. This decrease was primarily the result of the repurchase of stock during the quarter totaling $9.1 million related to the establishment of the equity incentive plan and the payment of a cash dividend totaling $1.7 million during the quarter.  These decreases were offset by a $1.3 million increase in the value of our available for sale investment portfolio as a result of current market conditions and net income for the quarter ended September 30, 2008 of $955,000.

First Financial Northwest, Inc. is a Washington corporation headquartered in Renton, Washington. It is the parent company of First Savings Bank Northwest; a Washington chartered stock savings bank that was originally organized in 1923. The Company serves the Puget Sound Region of Washington that includes King, Snohomish and Pierce Counties, through its full-service banking office. The Company is part of the America’s Community Bankers NASDAQ Index as well as the Russell 3000 Index. For additional information about the Company and the Bank, please visit our website at www.fsbnw.com and click on the “Investor Relations” section.

Forward-looking statements:

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Office of Thrift Supervision and our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or to write-down assets;  our ability to control operating costs and expenses;  our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December31, 2007.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	September 30,	December 31,
Assets	2008	2007

Cash on hand and in banks	$4,045	$3,675
Interest-bearing deposits	2,736	787
Federal funds sold	3,965	7,115
Investments available for sale	162,877	119,837
Investments held to maturity (fair value
of $0 and $81,545)	—	80,410
Loans receivable, net of allowance of $11,837 and $7,971	1,002,562	880,664
Premises and equipment, net	12,992	13,339
Federal Home Loan Bank stock, at cost	6,425	4,671
Accrued interest receivable	5,457	5,194
Deferred tax assets, net	8,627	7,093
Goodwill	14,206	14,206
Prepaid expenses and other assets	3,489	3,897
Total assets	$1,227,381	$1,140,888
Liabilities and Stockholders' Equity

Deposits	$777,569	$729,494
Advances from the Federal Home Loan Bank	135,000	96,000
Advance payments from borrowers for taxes
and insurance	4,161	2,092
Accrued interest payable	117	132
Federal income tax payable	865	726
Other liabilities	3,653	3,158
Total liabilities	921,365	831,602

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 10,000,000
shares, no shares issued or outstanding	—	—
Common stock, $0.01 par value; authorized 90,000,000
shares; issued and outstanding 22,852,800
at September 30, 2008 and December 31, 2007	229	229
Additional paid-in capital	215,329	224,181
Retained earnings, substantially restricted	107,133	102,769
Accumulated other comprehensive loss, net	(875)	(1,180)
Unearned Employee Stock Ownership Plan (ESOP) shares	(15,800)	(16,713)
Total stockholders' equity	306,016	309,286
Total liabilities and stockholders' equity	$1,227,381	$1,140,888

See accompanying notes to consolidated financial statements.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Dollars in thousands, except share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2008		2007	2008		2007
Interest income
Loans, including fees	$15,220		$14,728	$45,217		$40,872
Investments available for sale	1,883		1,439	5,006		4,559
Tax-exempt investments available for sale	132		—	580		—
Investments held to maturity	—		74	—		220
Tax-exempt investments held to maturity	—		863	—		2,626
Federal funds sold and interest bearing deposits with banks	43		147	799		536
Dividends on Federal Home Loan Bank stock	17		7	64		19
Total interest income	$17,295		$17,258	$51,666		$48,832
Interest expense
Deposits	7,827		8,865	23,922		26,419
Federal Home Loan Bank advances	1,137		2,462	3,187		6,851
Total interest expense	$8,964		$11,327	$27,109		$33,270
Net interest income	8,331		5,931	24,557		15,562
Provision for loan losses	3,498		225	3,943		1,200
Net interest income after provision for loan losses	$4,833		$5,706	$20,614		$14,362
Noninterest income (loss)
Net gain on sale of investments	274		—	1,657		—
Other-than-temporary impairment loss on investments	—		—	(623)		—
Other	69		48	179		136
Total noninterest income	$343		$48	$1,213		$136
Noninterest expense
Salaries and employee benefits	2,459		1,236	6,412		3,481
Occupancy and equipment	303		236	887		761
Professional fees	264		43	1,111		209
Data processing	125		116	351		339
Other general and administrative	627		396	1,689		1,075
Total noninterest expense	$3,778		$2,027	$10,450		$5,865
Income before provision for federal income taxes	1,398		3,727	11,377		8,633
Provision for federal income taxes	443		1,030	3,728		2,216
Net income	$955		$2,697	$7,649		$6,417
Basic earnings per share (1)	$0.04	$	N/A	$0.36	$	N/A
Diluted earnings per share (1)	$0.04	$	N/A	$0.36	$	N/A

(1) The Company completed its mutual to stock conversion on October 9, 2007.

See accompanying notes to consolidated financial statements.

	FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
	Key Financial Ratios
	(Unaudited)

		At or For the		At or For the
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2008	2007	2008	2007

	Performance Ratios:
	Return on assets (1)	0.31%	0.99%	0.85%	0.81%
	Return on equity (2)	1.22	9.72	3.25	7.88
	Equity-to-assets ratio (3)	25.70	10.17	26.20	10.33
	Interest rate spread (4)	1.89	1.88	1.84	1.71
	Net interest margin (5)	2.85	2.26	2.85	2.06
	Book value per common share (6)	13.39	-	13.39	-
	Tangible equity to tangible assets (7)	24.05	8.75	24.05	8.75
	Average interest-earning assets to
	average interest-bearing liabilities	131.24	108.78	132.12	107.98
	Efficiency ratio (8)	43.56	33.90	40.55	37.36
	Noninterest expense as a percent of
	average total assets	1.24	0.74	1.16	0.74

	Capital Ratios (9):
	Tier 1 leverage	16.12	8.34	16.12	8.34
	Tier 1 risk-based	23.83	11.77	23.83	11.77
	Total risk-based	25.08	12.19	25.08	12.19

	Asset Quality Ratios (10):
	Nonaccrual and 90 days or more past due loans
	as a percent of total loans	3.65	0.03	3.65	0.03
	Nonperforming assets as a percent
	of total assets	3.03	0.02	3.03	0.02
	Allowance for losses as a percent of
	total loans	1.16	0.37	1.16	0.37
	Allowance for losses as a percent of
	nonperforming loans	34.88	1263.35	34.88	1263.35
	Net charge-offs to average loans
	receivable, net	0.01	-	0.01	-

(1)	Net income divided by average total assets.
(2)	Net income divided by average equity.
(3)	Average equity divided by average total assets.
(4)	Difference between weighted average yield on interest-earning
	assets and weighted average cost of interest-bearing liabilities.
(5)	Net interest margin, otherwise known as net yield on
	interest-earning assets, is calculated as net interest income
	divided by average interest-earning assets.
(6)	Outstanding shares divided by stockholders' equity.
(7)	Tangible equity is equity less goodwill and other
	intangible assets.
(8)	The efficiency ratio represents the ratio of noninterest
	expense divided by the sum of net interest income
	and noninterest income
(9)	Capital ratios are for First Savings Bank only.
(10)	Nonaccrual and nonperforming loans/assets and
	total loans are calculated net of undisbursed funds